UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2009

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers

On November 13, 2009, Jeff F. Hunsaker, President and Chief Operating Officer, SCO Operations, Inc. (“SCO”) announced  that he will be transitioning out of the company, effective immediately, to pursue other opportunities. Mr. Hunsaker will act as a consultant, subject to bankruptcy court approval, to SCO over the next several months in order to assist the company with its UNIX business opportunities. Senior management personnel of SCO, including Ken Nielsen, Chief Financial Officer, Alan Raymond, Vice President of Worldwide Sales, Andy Nagle,  Senior Director of Engineering and Hans Bayer,  Vice President of International Operations will collectively assume Mr. Hunsaker’s duties and will continue to manage  the business and to serve SCO’s UNIX customers in conjunction with the Chapter 11 Trustee, Edward Cahn, and his advisors.  Ryan Tibbitts, General Counsel, will continue to work with Mr. Cahn in directing and pursuing the company’s legal claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009

THE SCO GROUP, INC.

By:	/s/ Kenneth R. Nielsen
Name:	Kenneth R. Nielsen
Title:	Chief Financial Officer